UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2022

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40202 (Commission File Number)	86-0490034 (I.R.S. Employer Identification No.)

15 Ave. Munoz Rivera Ste 2200 San Juan, PR 00901 (Address of principal executive offices) (zip code)

(833) 373-3228

 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective September 17, 2022, our Board of Directors approved our entry into Indemnification Agreements with each of our named executive officers and directors, each of which will be executed in the form filed herewith as Exhibit 10.1. Grounded in the updated indemnification provisions included in our Amended and Restated Bylaws, as discussed in Item 5.03, below, the Indemnification Agreements will contractually govern our specific indemnification obligations to each officer and director. The matters addressed by the Indemnification Agreements include our obligations to our officers and directors relating to D&O insurance, litigation defense, the payment of expenses, and related matters affecting a director or officer of the company who may become a party to, or who is threatened to be made a party to, or who otherwise is involved in, legal proceedings by reason of the fact that he or she is or was a director or officer of the company.

The purpose of the Indemnification Agreements, as well as the Amended and Restated Bylaws discussed below, is to assist us in attracting and retaining highly competent persons to serve as directors and officers by providing greater certainty and assurances regarding their indemnification from future claims and liabilities that may arise in the performance of their services to the company.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 17, 2022, our Board of Directors adopted Amended and Restated Bylaws for the company, a copy of which is filed herewith as Exhibit 3.1. The Amended and Restated Bylaws were primarily adopted for the purpose of more specifically defining the nature, extent, and procedural requirements of our indemnity obligations to officers and directors. These provisions can be found in Article VII, Section 1 of the Amended and Restated Bylaws. In addition, the Amended and Restated Bylaws establish a new board positioned called the “Lead Director.” (Please see Article V, Sections 11 and 12, of the Amended and Restated Bylaws). A Lead Director, which may be appointed by the independent directors on the board, may preside over board meetings in the absence of the Chairman and may perform such other duties as may be assigned by the board. Independent Director Joseph Freedman has been selected as the initial Lead Director.

Section 8 – Other Events

Item 8.01 Other Events

On September 19, 2022, our Board of Directors appointed a Special Committee, consisting of independent directors Joseph Freedman and Christopher Moe (the “Special Committee”), tasked with studying strategic alternatives for the consumer-focused businesses of the company concurrently conducted through our subsidiaries Rotor Riot, LLC and Fat Shark Holdings, Ltd. The Special Committee will assess and examine strategic alternatives with respect to the consumer brands and businesses represented by Rotor Riot and Fat Shark. The Special Committee will make an independent assessment and report to the Board.

Section 9 – Financial Statements and Exhibits

Item. 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws adopted effective September 17, 2022
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: September 22, 2022	By:	/s/ Joseph Hernon
Name: Joseph Hernon
Title: Chief Financial Officer